Exhibit 99.1

News Release

JLL Reports Strong Third-Quarter 2017 Performance
Revenue increase of 14 percent and diluted EPS increase of 80 percent to $1.89
CHICAGO, November 6, 2017 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong operating performance for the third quarter of 2017, resulting in diluted earnings per share of $1.89 and adjusted diluted earnings per share1 of $1.96.

•	Revenue up 14 percent to $1.9 billion; fee revenue[1] up 12 percent to $1.6 billion

–	Broad-based Real Estate Services and LaSalle revenue growth, primarily organic

–	Balanced expansion of annuity and transactional businesses

•	Margin improvement across all segments against solid market fundamentals

–	Accretive organic and M&A contributions, partially offset by Integral integration

–	Accelerated LaSalle incentive fees

•	Operating cash flows continue to strengthen; 20 percent reduction in net debt during the quarter

•	Semi-annual dividend of $0.37 per share; up 13 percent annually over 2016
CEO Comment:
“Solid organic growth and strong cash flows from operations contributed to our third-quarter performance,” said Christian Ulbrich, JLL CEO. “Continued healthy market fundamentals in the global economy and many real estate markets worldwide provide a good foundation through the end of the year and into 2018.”

Summary Financial Results	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share data)	2017	2016	2017	2016

Revenue	$1,947.0	$1,705.2	$5,396.9	$4,645.6
Fee Revenue[1]	1,624.6	1,444.3	4,517.2	3,907.8
Net Income	86.6	48.0	175.6	152.5
Adjusted Net Income[1]	89.6	64.7	193.5	189.8

Diluted Earnings per Share	$1.89	$1.05	$3.84	$3.35
Adjusted Diluted Earnings per Share[1]	$1.96	$1.42	$4.23	$4.17

Adjusted EBITDA[1]	$168	$127	$400	$372
Adjusted EBITDA, Real Estate Services	135	113	325	276
Adjusted EBITDA, LaSalle	33	14	75	96
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

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JLL Reports Strong Third-Quarter 2017 - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$468.5	$448.7	4%	4%
Capital Markets & Hotels	276.3	240.9	15	13
Capital Markets & Hotels Fee Revenue[1]	269.2	238.0	13	12
Property & Facility Management	601.1	503.0	20	19
Property & Facility Management Fee Revenue[1]	433.3	383.6	13	13
Project & Development Services	333.7	294.0	14	11
Project & Development Services Fee Revenue[1]	186.2	155.4	20	18
Advisory, Consulting and Other	165.3	138.3	20	18
Real Estate Services (“RES”) revenue	$1,844.9	$1,624.9	14%	13%
LaSalle	102.1	80.3	27	28
Total revenue	$1,947.0	$1,705.2	14%	13%
Gross contract costs	(315.3)	(258.0)	22	20
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	n.m.	n.m.
Total fee revenue[1]	$1,624.6	$1,444.3	12%	12%
RES fee revenue	$1,522.5	$1,364.0	12%	11%
Operating income	$118.1	$71.0	66%	65%
Equity earnings	$12.6	$5.5	n.m.	n.m.
Adjusted EBITDA[1]	$167.9	$127.3	32%	31%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from the company's non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Consolidated Third-Quarter 2017 Performance Highlights:

•
Consolidated revenue was $1.9 billion and consolidated fee revenue was $1.6 billion, representing broad-based increases of 13 percent and 12 percent, respectively, against the prior-year quarter. Revenue growth reflects expansion of both transactional and annuity businesses and was geographically led by EMEA and Asia Pacific. Organic expansion accounted for approximately 70 percent of the RES fee revenue increase.

•
Consolidated operating expenses, excluding restructuring and acquisition charges, were $1.8 billion, an increase of 12 percent compared with $1.6 billion in the prior year, and consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.5 billion, an increase of 11 percent compared with 2016. The increase in expenses was due to revenue growth as well as continued increases to investments in data, technology and people.

•
LaSalle's performance was driven by incentive fees, up $27.2 million compared with the prior year, earned on opportunistic dispositions of real estate assets on behalf of clients in Asia Pacific. LaSalle's results also reflect notable equity earnings, primarily from net valuation increases across its co-investment portfolio.

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JLL Reports Strong Third-Quarter 2017 - Page 3

•
Net income attributable to common shareholders was $86.6 million compared with $48.0 million last year. Adjusted EBITDA was $167.9 million, compared with $127.3 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 10.3 percent in USD and local currency, compared with 8.8 percent last year. The consolidated results reflect increased performance across all segments, with notable contributions from transactional businesses and LaSalle incentive fees, along with management initiatives to contain controllable expenses.

•	Diluted earnings per share were $1.89, compared with $1.05 last year. Adjusted diluted earnings per share were $1.96, compared with $1.42 in 2016.
Balance Sheet and Net Interest Expense:

•
Total net debt was $1.0 billion as of September 30, 2017, a decrease of $254.1 million from last quarter, primarily reflecting business performance and continued improvements in working capital management.

•
Net interest expense for the third quarter was $15.0 million, up from $12.4 million in 2016. The increase was driven by a higher effective interest rate on debt, partially offset by a net period-over-period decrease in average borrowings, attributable to an improvement of over $180 million in operating cash flows compared with the third quarter of 2016.

•
The company's Board of Directors declared a dividend of $0.37 per share that will be paid on December 15, 2017, to shareholders of record at the close of business on November 16, 2017. Total dividends declared for 2017 were $0.72 per share, an increase of 13 percent over dividends paid in 2016.

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JLL Reports Strong Third-Quarter 2017 - Page 4

Consolidated ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$1,319.3	$1,183.9	11%	12%
Capital Markets & Hotels	702.2	630.6	11	13
Capital Markets & Hotels Fee Revenue[1]	691.1	628.3	10	12
Property & Facility Management	1,716.0	1,299.2	32	36
Property & Facility Management Fee Revenue[1]	1,267.1	964.8	31	35
Project & Development Services	935.0	843.4	11	12
Project & Development Services Fee Revenue[1]	515.3	442.3	17	17
Advisory, Consulting and Other	461.3	380.7	21	23
RES revenue	$5,133.8	$4,337.8	18%	20%
LaSalle	263.1	307.8	(15)	(13)
Total revenue	$5,396.9	$4,645.6	16%	18%
Gross contract costs	(868.6)	(735.5)	18	21
Net non-cash MSR and mortgage banking derivative activity	(11.1)	(2.3)	n.m.	n.m.
Total fee revenue[1]	$4,517.2	$3,907.8	16%	17%
RES fee revenue	$4,254.1	$3,600.0	18%	20%
Operating income	$244.7	$214.3	14%	11%
Equity earnings	$32.7	$27.7	18%	18%
Adjusted EBITDA[1]	$400.0	$372.1	7%	6%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from the company's non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Third-Quarter 2017 - Page 5

Business Segment Performance Highlights

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$345.1	$335.3	3%	3%
Capital Markets & Hotels	114.6	112.5	2	2
Capital Markets & Hotels Fee Revenue[1]	107.5	109.6	(2)	(2)
Property & Facility Management	181.3	184.1	(2)	(2)
Property & Facility Management Fee Revenue[1]	144.9	142.2	2	2
Project & Development Services	97.8	96.8	1	1
Project & Development Services Fee Revenue[1]	93.8	86.1	9	8
Advisory, Consulting and Other	57.9	42.4	37	37
Total revenue	$796.7	$771.1	3%	3%
Gross contract costs	(40.4)	(52.6)	(23)	(23)
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	n.m.	n.m.
Total fee revenue[1]	$749.2	$715.6	5%	5%
Operating income	$73.4	$63.8	15%	15%
Equity earnings	$0.1	$0.1	—%	100%
Adjusted EBITDA[1]	$90.5	$82.2	10%	10%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from the company's non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Americas Third-Quarter 2017 Performance Highlights:

•
Total revenue was $796.7 million and fee revenue was $749.2 million, representing increases of 3 percent and 5 percent, respectively, compared with 2016. The growth was led by Advisory, Consulting and Other, with contributions from Technology Solutions and the recently acquired U.S. valuations platform. Leasing continued its strong year-to-date performance in favorable market conditions, specifically in the U.S. Northwest, New York and New England markets.

•
Operating expenses were $723.3 million, up 2 percent from $707.3 million in 2016, and fee-based operating expenses, excluding restructuring and acquisition charges, were $682.9 million, up 4 percent from $654.7 million in 2016, both correlating with the increase in revenue.

•
Operating income was $73.4 million, up 15 percent from $63.8 million last year. Adjusted EBITDA was $90.5 million, compared with $82.2 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 12.1 percent in USD and local currency, compared with 11.5 percent last year. The increase in Adjusted EBITDA margin was driven by changes in service mix augmented by management initiatives to contain controllable expenses.

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JLL Reports Strong Third-Quarter 2017 - Page 6

Americas Real Estate Services ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$1,003.1	$884.3	13%	13%
Capital Markets & Hotels	318.1	282.3	13	13
Capital Markets & Hotels Fee Revenue[1]	307.0	280.0	10	10
Property & Facility Management	536.3	528.8	1	2
Property & Facility Management Fee Revenue[1]	421.8	400.9	5	5
Project & Development Services	285.7	243.0	18	17
Project & Development Services Fee Revenue[1]	268.8	226.1	19	19
Advisory, Consulting and Other	168.1	109.1	54	54
Total revenue	$2,311.3	$2,047.5	13%	13%
Gross contract costs	(131.4)	(144.8)	(9)	(8)
Net non-cash MSR and mortgage banking derivative activity	(11.1)	(2.3)	n.m.	n.m.
Total fee revenue[1]	$2,168.8	$1,900.4	14%	14%
Operating income	$185.9	$146.9	27%	27%
Equity earnings	$0.5	$0.8	(38)%	(38)%
Adjusted EBITDA[1]	$245.9	$203.0	21%	21%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from the company's non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Third-Quarter 2017 - Page 7

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$70.4	$63.2	11%	9%
Capital Markets & Hotels	107.3	87.4	23	19
Property & Facility Management	222.2	161.7	37	37
Property & Facility Management Fee Revenue[1]	161.0	127.0	27	27
Project & Development Services	170.1	154.1	10	6
Project & Development Services Fee Revenue[1]	59.7	42.6	40	36
Advisory, Consulting and Other	65.2	56.3	16	13
Total revenue	$635.2	$522.7	22%	19%
Gross contract costs	(171.6)	(146.2)	17	14
Total fee revenue[1]	$463.6	$376.5	23%	21%
Operating income (loss)	$2.2	$(0.8)	n.m.	n.m.
Equity earnings	$—	$—	—%	—%
Adjusted EBITDA[1]	$13.9	$8.5	64%	47%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

EMEA Third-Quarter 2017 Performance Highlights:

•
EMEA revenue was $635.2 million and fee revenue was $463.6 million, reflecting increases of 19 percent and 21 percent, respectively, from last year, with growth across all service lines. The largest source of revenue expansion was in Property & Facility Management, reflecting incremental fee revenue from the August 2016 acquisition of Integral UK Ltd. (“Integral”). Strong growth in Capital Markets & Hotels reflects notable contributions from investment sales in Finland, the UK and Germany. Project & Development Services fee revenue growth was most prominent in MENA and France.

•
Operating expenses were $633.0 million, up 19 percent from $523.5 million in 2016. Fee-based operating expenses, excluding restructuring and acquisition charges, were $461.4 million, up 21 percent from $377.4 million last year, due to incremental fee-based operating expenses relating to Integral along with continued increases to investments in data, technology and people.

•
Operating income was $2.2 million, compared with an operating loss of $0.8 million in the prior year. Adjusted EBITDA was $13.9 million, an increase from $8.5 million last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 3.0 percent in USD (2.7 percent in local currency), compared with 2.3 percent last year. The increase in profitability reflects revenue performance for the quarter and management initiatives to contain expenses, partially offset by continued integration of Integral.

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JLL Reports Strong Third-Quarter 2017 - Page 8

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$184.4	$171.3	8%	11%
Capital Markets & Hotels	266.5	245.4	9	13
Property & Facility Management	628.5	314.0	100	n.m.
Property & Facility Management Fee Revenue[1]	479.5	238.5	n.m.	n.m.
Project & Development Services	471.7	478.0	(1)	1
Project & Development Services Fee Revenue[1]	156.0	146.2	7	9
Advisory, Consulting and Other	176.0	164.7	7	11
Total revenue	$1,727.1	$1,373.4	26%	32%
Gross contract costs	(464.7)	(407.3)	14	18
Total fee revenue[1]	$1,262.4	$966.1	31%	37%
Operating loss	$(18.2)	$(1.1)	n.m.	n.m.
Equity losses	$—	$(0.1)	100%	100%
Adjusted EBITDA[1]	$14.8	$24.1	(39)%	(61)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Third-Quarter 2017 - Page 9

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$53.0	$50.2	6%	5%
Capital Markets & Hotels	54.4	41.0	33	33
Property & Facility Management	197.6	157.2	26	25
Property & Facility Management Fee Revenue[1]	127.4	114.4	11	11
Project & Development Services	65.8	43.1	53	52
Project & Development Services Fee Revenue[1]	32.7	26.7	22	22
Advisory, Consulting and Other	42.2	39.6	7	6
Total revenue	$413.0	$331.1	25%	24%
Gross contract costs	(103.3)	(59.2)	74	73
Total fee revenue[1]	$309.7	$271.9	14%	13%
Operating income	$24.2	$17.6	38%	36%
Equity earnings	$0.9	$0.5	80%	80%
Adjusted EBITDA[1]	$30.3	$22.3	36%	35%
Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Asia Pacific Third-Quarter 2017 Performance Highlights:

•
Asia Pacific revenue was $413.0 million, an increase of 24 percent from 2016; fee revenue was $309.7 million, an increase of 13 percent from last year. Fee revenue growth reflects strong performance in Capital Markets & Hotels and Property & Facility Management and was geographically led by Australia, Greater China and Japan.

•
Operating expenses were $388.8 million, up 23 percent from $313.5 million last year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $285.5 million, up 12 percent from $254.3 million last year. The increase in expenses correlated with the revenue growth.

•
Operating income was $24.2 million, compared with $17.6 million in 2016. Adjusted EBITDA was $30.3 million, an increase from $22.3 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 9.8 percent in USD and local currency, compared with 8.2 percent last year, reflecting strong organic growth and higher margin transactional businesses during the quarter coupled with ongoing cost containment initiatives.

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JLL Reports Strong Third-Quarter 2017 - Page 10

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$131.8	$128.3	3%	3%
Capital Markets & Hotels	117.6	102.9	14	15
Property & Facility Management	551.2	456.4	21	20
Property & Facility Management Fee Revenue[1]	365.8	325.4	12	12
Project & Development Services	177.6	122.4	45	45
Project & Development Services Fee Revenue[1]	90.5	70.0	29	29
Advisory, Consulting and Other	117.2	106.9	10	9
Total revenue	$1,095.4	$916.9	19%	19%
Gross contract costs	(272.5)	(183.4)	49	48
Total fee revenue[1]	$822.9	$733.5	12%	12%
Operating income	$46.0	$35.5	30%	26%
Equity earnings	$2.3	$0.5	n.m.	n.m.
Adjusted EBITDA[1]	$64.0	$48.5	32%	30%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Third-Quarter 2017 - Page 11

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$63.3	$66.4	(5)%	(5)%
Transaction Fees & Other	5.6	7.9	(29)	(29)
Incentive Fees	33.2	6.0	n.m.	n.m.
Total revenue	$102.1	$80.3	27%	28%
Operating income	$21.7	$8.4	n.m.	n.m.
Equity earnings	$11.6	$4.9	n.m.	n.m.
Adjusted EBITDA[1]	$33.3	$14.1	n.m.	n.m.
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.

LaSalle ($ in millions, “LC” = local currency)	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$190.3	$195.0	(2)%	—%
Transaction Fees & Other	24.3	40.8	(40)	(40)
Incentive Fees	48.5	72.0	(33)	(31)
Total revenue	$263.1	$307.8	(15)%	(13)%
Operating income	$44.3	$68.9	(36)%	(33)%
Equity earnings	$29.9	$26.5	13%	12%
Adjusted EBITDA[1]	$75.5	$96.6	(22)%	(20)%
Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

LaSalle Third-Quarter 2017 Performance Highlights:

•	Total revenue of $102.1 million increased 28 percent from 2016 due to incentive fees earned on opportunistic dispositions of real estate assets on behalf of clients in Asia Pacific.

•	Equity earnings were $11.6 million, compared with $4.9 million in 2016. Both periods were driven by net valuation increases to investments in Europe and Asia.

•
Operating expenses were $80.4 million, up 12 percent from $71.9 million last year, reflecting the increase in variable compensation expense associated with the noted increase in incentive fees, offset by management initiatives to contain controllable expenses.

•
Operating income was $21.7 million, an increase from $8.4 million in the prior year. Adjusted EBITDA was $33.3 million, compared with $14.1 million last year. Adjusted EBITDA margin was 32.6 percent in USD (32.9 percent in local currency), compared with 17.6 percent in the prior-year period.

•
Assets under management were $59.0 billion as of September 30, 2017, an increase of 2 percent in USD (1 percent in local currency) from $57.6 billion as of June 30, 2017. The net increase in assets under management during the third quarter resulted from $1.4 billion of acquisitions, $0.9 billion of net valuation increases and $0.9 billion of foreign currency increases, partially offset by $1.8 billion of dispositions and withdrawals.

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JLL Reports Strong Third-Quarter 2017 - Page 12

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. A Fortune 500 company, JLL helps real estate owners, occupiers and investors achieve their business ambitions. In 2016, JLL had revenue of $6.8 billion and fee revenue of $5.8 billion and, on behalf of clients, managed 4.4 billion square feet, or 409 million square meters, and completed sales acquisitions and finance transactions of approximately $145 billion. At the end of the third quarter of 2017, JLL had nearly 300 corporate offices, operations in over 80 countries and a global workforce of over 80,000. As of September 30, 2017, LaSalle Investment Management had $59.0 billion of real estate under asset management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts, and investment professionals on Monday, November 6, 2017, at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~110617	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 99488866

Supplemental Information	Audio Replay
Supplemental information regarding the third quarter 2017 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on JLL's website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives, and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the company's actual results, performance, achievements, plans and objectives, and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, and June 30, 2017, and other reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the company's Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except share and per share data)	2017	2016	2017	2016

Revenue	$1,947.0	$1,705.2	$5,396.9	$4,645.6

Operating expenses:
Compensation and benefits	1,132.3	1,012.0	3,146.6	2,750.4
Operating, administrative and other	651.4	568.3	1,870.0	1,546.5
Depreciation and amortization	41.8	35.9	122.3	98.5
Restructuring and acquisition charges[5]	3.4	18.0	13.3	35.9
Total operating expenses	1,828.9	1,634.2	5,152.2	4,431.3

Operating income	118.1	71.0	244.7	214.3

Interest expense, net of interest income	15.0	12.4	42.6	32.2
Equity earnings from real estate ventures	12.6	5.5	32.7	27.7
Other income	—	—	—	13.3

Income before income taxes and noncontrolling interest	115.7	64.1	234.8	223.1
Provision for income taxes	28.2	15.9	57.3	55.3
Net income	87.5	48.2	177.5	167.8

Net income (loss) attributable to noncontrolling interest	0.9	0.2	1.7	15.1
Net income attributable to the company	$86.6	$48.0	$175.8	$152.7

Dividends on unvested common stock, net of tax benefit	—	—	0.2	0.2
Net income attributable to common shareholders	$86.6	$48.0	$175.6	$152.5

Basic earnings per common share	$1.91	$1.06	$3.88	$3.38
Basic weighted average shares outstanding (in 000's)	45,349	45,188	45,299	45,135

Diluted earnings per common share	$1.89	$1.05	$3.84	$3.35
Diluted weighted average shares outstanding (in 000's)	45,814	45,612	45,729	45,515

EBITDA attributable to common shareholders[1]	$171.6	$112.2	$397.8	$338.5

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2017	2016	2017	2016
REAL ESTATE SERVICES

AMERICAS
Revenue	$796.7	$771.1	$2,311.3	$2,047.5
Gross contract costs[1]	(40.4)	(52.6)	(131.4)	(144.8)
Net non-cash MSR and mortgage banking derivative activity[1]	(7.1)	(2.9)	(11.1)	(2.3)
Total fee revenue	749.2	715.6	2,168.8	1,900.4

Operating expenses:
Compensation, operating and administrative expenses	699.1	686.0	2,054.0	1,842.2
Depreciation and amortization	24.2	21.3	71.4	58.4
Total segment operating expenses	723.3	707.3	2,125.4	1,900.6
Gross contract costs[1]	(40.4)	(52.6)	(131.4)	(144.8)
Total fee-based segment operating expenses	682.9	654.7	1,994.0	1,755.8

Segment operating income	$73.4	$63.8	$185.9	$146.9
Equity earnings	0.1	0.1	0.5	0.8
Total segment income	$73.5	$63.9	$186.4	$147.7

Adjusted operating income[1]	$69.8	$64.4	$185.1	$152.3

Adjusted EBITDA[1]	$90.5	$82.2	$245.9	$203.0

EMEA
Revenue	$635.2	$522.7	$1,727.1	$1,373.4
Gross contract costs[1]	(171.6)	(146.2)	(464.7)	(407.3)
Total fee revenue	463.6	376.5	1,262.4	966.1

Operating expenses:
Compensation, operating and administrative expenses	621.4	513.9	1,712.3	1,348.9
Depreciation and amortization	11.6	9.6	33.0	25.6
Total segment operating expenses	633.0	523.5	1,745.3	1,374.5
Gross contract costs[1]	(171.6)	(146.2)	(464.7)	(407.3)
Total fee-based segment operating expenses	461.4	377.3	1,280.6	967.2

Segment operating income (loss)	$2.2	$(0.8)	$(18.2)	$(1.1)
Equity losses	—	—	—	(0.1)
Total segment income (loss)	$2.2	$(0.8)	$(18.2)	$(1.2)

Adjusted operating income (loss)[1]	$5.8	$2.2	$(7.0)	$5.9

Adjusted EBITDA[1]	$13.9	$8.5	$14.8	$24.1

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions)	2017	2016	2017	2016
ASIA PACIFIC
Revenue	$413.0	$331.1	$1,095.4	$916.9
Gross contract costs[1]	(103.3)	(59.2)	(272.5)	(183.4)
Total fee revenue	309.7	271.9	822.9	733.5

Operating expenses:
Compensation, operating and administrative expenses	383.6	309.3	1,033.7	869.0
Depreciation and amortization	5.2	4.2	15.7	12.4
Total segment operating expenses	388.8	313.5	1,049.4	881.4
Gross contract costs[1]	(103.3)	(59.2)	(272.5)	(183.4)
Total fee-based segment operating expenses	285.5	254.3	776.9	698.0

Segment operating income	$24.2	$17.6	$46.0	$35.5
Equity earnings	0.9	0.5	2.3	0.5
Total segment income	$25.1	$18.1	$48.3	$36.0

Adjusted operating income[1]	$24.8	$18.2	$47.8	$36.8

Adjusted EBITDA[1]	$30.3	$22.3	$64.0	$48.5

LASALLE INVESTMENT MANAGEMENT
Revenue	$102.1	$80.3	$263.1	$307.8

Operating expenses:
Compensation, operating and administrative expenses	79.6	71.1	216.6	236.8
Depreciation and amortization	0.8	0.8	2.2	2.1
Total segment operating expenses	80.4	71.9	218.8	238.9

Segment operating income	$21.7	$8.4	$44.3	$68.9
Equity earnings	11.6	4.9	29.9	26.5
Total segment income	$33.3	$13.3	$74.2	$95.4

Adjusted operating income[1]	$21.6	$8.4	$44.3	$68.9

Adjusted EBITDA[1]	$33.3	$14.1	$75.5	$96.6

SEGMENT RECONCILING ITEMS
Total fee revenue	$1,624.6	$1,444.3	$4,517.2	$3,907.8
Gross contracts costs[1]	315.3	258.0	868.6	735.5
Net non-cash MSR and mortgage banking derivative activity[1]	7.1	2.9	11.1	2.3
Total revenue	$1,947.0	$1,705.2	$5,396.9	$4,645.6
Total segment operating expenses before restructuring and acquisition charges	1,825.5	1,616.2	5,138.9	4,395.4
Total segment operating income	$121.5	$89.0	$258.0	$250.2
Restructuring and acquisition charges[5]	3.4	18.0	13.3	35.9
Operating income	$118.1	$71.0	$244.7	$214.3

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	September 30,	December 31,
(in millions, except share and per share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$277.9	$258.5
Trade receivables, net of allowances	1,779.1	1,870.6
Notes and other receivables	346.4	326.7
Warehouse receivables	337.8	600.8
Prepaid expenses	96.1	81.7
Other	149.0	161.4
Total current assets	2,986.3	3,299.7

Property and equipment, net of accumulated depreciation	516.6	501.0
Goodwill	2,701.3	2,579.3
Identified intangibles, net of accumulated amortization	307.4	295.0
Investments in real estate ventures	372.5	355.4
Long-term receivables	168.6	176.4
Deferred tax assets, net	190.9	180.9
Deferred compensation plans	218.5	173.0
Other	92.2	68.7
Total assets	$7,554.3	$7,629.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$793.6	$846.2
Accrued compensation	930.8	1,064.7
Short-term borrowings	64.2	89.5
Deferred income	179.3	129.8
Deferred business acquisition obligations	33.5	28.6
Short-term earn-out liabilities	33.2	23.8
Warehouse facility	331.9	580.1
Other	215.9	203.6
Total current liabilities	2,582.4	2,966.3

Noncurrent liabilities:
Credit facility, net of debt issuance costs	433.6	905.4
Long-term debt, net of debt issuance costs	684.2	272.7
Deferred tax liabilities, net	24.4	21.5
Deferred compensation	232.3	201.1
Deferred business acquisition obligations	54.3	73.8
Long-term earn-out liabilities	190.3	205.8
Other	177.5	161.3
Total liabilities	$4,379.0	$4,807.9

	September 30,	December 31,
(in millions, except share and per share data)	2017	2016

Redeemable noncontrolling interest	$3.9	$6.8

Company shareholders' equity:
Common stock, $0.01 par value per share,100,000,000 shares authorized; 45,361,956 and 45,213,832 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	0.5	0.5
Additional paid-in capital	1,032.0	1,013.3
Retained earnings	2,491.4	2,333.0
Shares held in trust	(5.8)	(6.0)
Accumulated other comprehensive loss	(374.4)	(551.1)
Total company shareholders' equity	3,143.7	2,789.7

Noncontrolling interest	27.7	25.0
Total equity	3,171.4	2,814.7

Total liabilities and equity	$7,554.3	$7,629.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	September 30,
(in millions)	2017	2016

Cash provided (used) in operating activities	$295.7	$(151.9)

Cash used in investing activities	(119.7)	(617.4)

Cash (used) provided by financing activities	(165.4)	779.3

Effect of currency exchange rate changes on cash and cash equivalents	8.8	1.8

Net change in cash and cash equivalents	$19.4	$11.8

Cash and cash equivalents, beginning of period	258.5	216.6

Cash and cash equivalents, end of period	$277.9	$228.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted operating income,

(iii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iv)	Adjusted net income and Adjusted diluted earnings per share, and

(v)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs
Consistent with GAAP, certain vendor and subcontractor costs (“gross contract costs”) which the company manages on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in Revenue and Operating expenses. The company generally earns little to no margin on the reimbursement of gross contract costs, obtaining reimbursement only for costs incurred. Excluding gross contract costs from both Revenue and Operating expenses more accurately reflects how the company manages its expense base and operating margins.
Net Non-Cash MSR and Mortgage Banking Derivative Activity
Net non-cash mortgage servicing rights ("MSR") and mortgage banking derivative activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets & Hotels business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges
Restructuring and acquisition charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. As noted within Note 5, Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation from operating income to adjusted operating income and Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles
Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity over the past few years. Such activity is excluded as the change in activity period-over-period is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results. At the segment reporting level, this is the only reconciling difference between operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue, (ii) Operating expenses to Fee-based operating expenses, and (iii) Operating income to Adjusted operating income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2017	2016	2017	2016

Revenue	$1,947.0	$1,705.2	$5,396.9	$4,645.6
Gross contract costs	(315.3)	(258.0)	(868.6)	(735.5)
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	(11.1)	(2.3)
Fee revenue	1,624.6	1,444.3	$4,517.2	$3,907.8

Operating expenses	1,828.9	1,634.2	$5,152.2	$4,431.3
Gross contract costs	(315.3)	(258.0)	(868.6)	(735.5)
Fee-based operating expenses	$1,513.6	$1,376.2	$4,283.6	$3,695.8

Operating income	$118.1	$71.0	$244.7	$214.3
Adjustments:
Restructuring and acquisition charges[5]	3.4	18.0	13.3	35.9
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	(11.1)	(2.3)
Amortization of acquisition-related intangibles	7.7	7.1	23.3	16.0
Adjusted operating income	$122.1	$93.2	$270.2	$263.9
To conform to current presentation, 2016 amounts were recast for fee revenue to reflect the adjustment associated with Net non-cash MSR and mortgage banking derivative activity.

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items management does not consider directly indicative of the company's ongoing performance in the context of certain performance measurements. Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA and (ii) the Adjusted EBITDA margin (on a fee-revenue basis):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2017	2016	2017	2016

Net income attributable to common shareholders	$86.6	$48.0	$175.6	$152.5
Add:
Interest expense, net of interest income	15.0	12.4	42.6	32.2
Provision for income taxes	28.2	15.9	57.3	55.3
Depreciation and amortization	41.8	35.9	122.3	98.5
EBITDA	$171.6	$112.2	$397.8	$338.5
Adjustments:
Restructuring and acquisition charges[5]	3.4	18.0	13.3	35.9
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	(11.1)	(2.3)
Adjusted EBITDA	$167.9	$127.3	$400.0	$372.1
Net income margin attributable to common shareholders	4.4%	2.8%	3.3%	3.3%
Adjusted EBITDA margin (presented on a local currency basis)	10.3%	8.8%	8.6%	9.5%
Below is the reconciliation of Net income attributable to common shareholders to adjusted net income as well as the components of adjusted diluted earnings per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except share and per share data)	2017	2016	2017	2016

Net income attributable to common shareholders	$86.6	$48.0	$175.6	$152.5
Diluted shares (in thousands)	45,814	45,612	45,729	45,515
Diluted earnings per share	$1.89	$1.05	$3.84	$3.35

Net income attributable to common shareholders	$86.6	$48.0	$175.6	$152.5
Adjustments:
Restructuring and acquisition charges[5]	3.4	18.0	13.3	35.9
Net non-cash MSR and mortgage banking derivative activity	(7.1)	(2.9)	(11.1)	(2.3)
Amortization of acquisition-related intangibles	7.7	7.1	23.3	16.0
Tax impact of adjusted items(a)	(1.0)	(5.5)	(7.6)	(12.3)
Adjusted net income	$89.6	$64.7	$193.5	$189.8

Diluted shares (in thousands)	45,814	45,612	45,729	45,515
Adjusted diluted earnings per share	$1.96	$1.42	$4.23	$4.17
(a) In the second and third quarters of 2017, as well as the first three quarters of 2016, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first quarter of 2017 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations. The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2017	% Change	2017	% Change
Revenue:
At current period exchange rates	$1,947.0	14%	$5,396.9	16%
Impact of change in exchange rates	(15.5)	n/a	85.6	n/a
At comparative period exchange rates	$1,931.5	13%	$5,482.5	18%

Fee Revenue:
At current period exchange rates	$1,624.6	12%	$4,517.2	16%
Impact of change in exchange rates	(9.6)	n/a	67.5	n/a
At comparative period exchange rates	$1,615.0	12%	$4,584.7	17%

Operating Income:
At current period exchange rates	$118.1	66%	$244.7	14%
Impact of change in exchange rates	(0.7)	n/a	(7.7)	n/a
At comparative period exchange rates	$117.4	65%	$237.0	11%

Adjusted EBITDA:
At current period exchange rates	$167.9	32%	$400.0	7%
Impact of change in exchange rates	(1.0)	n/a	(5.5)	n/a
At comparative period exchange rates	$166.9	31%	$394.5	6%

2.
During the first quarter of 2017, the company revised its methodology for allocating overhead expenses and certain costs associated with the facilities management platform in EMEA to its reporting segments. Prior year amounts have been reclassified to conform to the current presentation. These changes had no impact on consolidated results.

3.
The company considers Annuity Revenue to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, and (iv) 50% of Advisory, Consulting and Other Revenue, as well as (iii) LaSalle Advisory Fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter, with the exception of Integral, which reflects the August 2016 completion date.

4.
Each geographic region offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

5.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $3.4 million and $18.0 million for the third quarter of 2017 and 2016, respectively. Charges in 2017 included $4.2 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to local, regional, and/or global business operations, partially offset by immaterial amounts for pre-acquisition due diligence and post-acquisition integration activities as well as net non-cash fair value adjustments to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2016 included (a) $4.9 million of severance and other employment-related charges, (b) $6.0 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, (c) a $2.3 million loss on a foreign currency derivative relating to an acquisition payment, which fully offset the corresponding $2.3 million gain recognized in the second quarter of 2016 and (d) a $6.5 million charge related to the write-off of an indefinite-lived intangible asset, partially offset by (e) $1.7 million of net non-cash fair value adjustments that resulted in a net decrease to earn-out liabilities that arose from prior period acquisition activity.

6.
The consolidated statements of cash flows are presented in summarized form. For complete condensed consolidated statements of cash flows, please refer to the company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, to be filed with the Securities and Exchange Commission in the near future.

7.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands and Luxembourg.

8.
As of September 30, 2017, LaSalle had $59.0 billion of real estate assets under management with approximately $6.0 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $32.5 billion invested in separate accounts, $14.8 billion invested in fund management vehicles and $11.7 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $17.3 billion in North America, $16.2 billion in the UK, $7.9 billion in Asia Pacific and $5.9 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

LaSalle raised $0.8 billion in capital for the three months ended September 30, 2017; dispositions and withdrawals for the same period were $1.9 billion.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316